THIRD AMENDMENT
TO
EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into this 17th day of December 2008, by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and JACK E. GOLSEN, an individual (“Golsen”), and amends that certain Employment Agreement, dated March 21, 1996, as amended by the First Amendment to Employment Agreement, dated April 29, 2003, and by the Second Amendment to Employment Agreement, dated May 12, 2005 (collectively, the “Agreement”).

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“the Code”), and the regulations promulgated thereunder (collectively, “Section 409A”) require that payments of “nonqualified deferred compensation” to “specified employees” be delayed for six months from “separation from service” (as those terms are defined under Section 409A);

WHEREAS, Golsen is currently a “specified employee” as defined in Section 409A;

WHEREAS, the Agreement provides for the payment of certain severance benefits upon termination of service, which may be considered nonqualified deferred compensation subject to Section 409A; and

WHEREAS, the Company and Golsen desire to amend the terms of the Agreement to comply with Section 409A.

NOW, THEREFORE, the Company and Golsen hereby agree to amend the Agreement as follows:

1. Amendments to Section 4.  Section 4 of the Agreement is hereby amended as follows:

1.1.	4.d. Paragraph d of Section 4 of the Agreement is hereby amended by striking the paragraph immediately following paragraph c of Section 4 and inserting the following language in lieu thereof:

Without in any way limiting any of Golsen’s other rights or remedies, at law or in equity, which rights and remedies shall be cumulative, and subject to Section 7 hereof, in the event of Golsen’s separation from service with the Company for any reason:

1.2.
4.d(1) and (2).  Paragraphs d(1) and d(2) of Section 4 are hereby amended by deleting each occurrence of the phrase “in a lump sum cash payment on the date of Golsen’s termination of employment” and inserting in lieu thereof the following:

in a single lump sum payment within thirty days after the date of Golsen’s separation from service

1.3.	4.e. Paragraph e of Section 4 is hereby deleted in its entirety and replaced with the following:

e.
Subject to Section 10.1 of this Agreement, in the event of Golsen’s separation from service with the Company for any reason, other than under paragraphs a or b this Section 4 or disability under Section 5, the Company shall provide, to Golsen and/or Golsen’s family or estate, as applicable, the following: (i) during the period commencing on the date of separation from service and ending on the expiration of 18 months, medical, dental and vision coverage at least substantially equal to the coverage that would have been provided to them in accordance with Section 3 hereof, provided that Golsen agrees to elect COBRA coverage to the extent, and for the period, available under the Company's health insurance plans, and the Company shall reimburse the cost of any premiums for such coverage on an after-tax basis on the last business day of each month, (ii) upon the expiration of the COBRA period or such earlier time as COBRA coverage may not be available under the Company’s health insurance plans, until the expiration of the Term, with such medical, dental and vision coverage being substantially equal to the coverage that would have been provided to them in accordance with Section 3, and will reimburse Golsen and or Golsen’s family or estate, as applicable, the cost of any premiums for such coverage on an after tax basis on the last business day of each month, and (iii) the unrestricted use of a vehicle, a cell phone, and the other benefits listed on Schedule 1 to this Agreement, and on the last day of each month the Company will reimburse Golsen for all out of pocket expenses incurred by Golsen in connection with such benefits.  The benefits to be provided pursuant to this paragraph e of Section 4 and subject to Section 10.1 of this Agreement, will be provided in accordance with the most favorable plans, practices, programs or policies of the Company, as may be adopted and amended from time to time.  In the event that Golsen suffers a disability, the Company agrees to pay him pursuant to Section 5 hereof.

2. Amendments to Section 5.  Section 5 is hereby deleted and a new Section 5 is inserted in lieu thereof:

5.
Disability.  In the event of Golsen’s separation from service from the Company as a result of a disability, (i) the Company shall pay and provide Golsen all salary, bonus and benefits remaining during the Term of this Agreement or any extension thereof, and (ii) thereafter, the Company shall pay to Golsen annual payments equal to 60% of his Present Base Salary until his death.  All amounts payable pursuant to this Section 5 will be paid by the Company in accordance with the Company’s regular payroll and bonus practices.  For purposes of this Agreement, the term “disability” means Golsen being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

3. New Section 10.  The Agreement is hereby amended by inserting the following new Section 10 immediately following Section 9 of this Agreement:

10.	Section 409A.

10.1
6-Month Delay.  If any amounts that become due under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment of such amounts shall not commence until Golsen incurs a “separation from service,” except payments of amounts due pursuant to Section 5 will not commence unless and until Golsen suffers a disability.  Notwithstanding anything herein to the contrary, if Golsen is a “specified employee,” for purposes of Section 409A of the Code, on the date on which he incurs a separation from service, any payment hereunder that provides for the “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid prior to the first business day after the date that is six months following Golsen’s “separation from service;” provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of Golsen’s death prior to the end of the six-month period. Within 10 business days after the end of such six months, Golsen shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence.  Thereafter, Golsen shall receive any remaining benefits as if there had not been an earlier delay.

10.2
Certain Definitions.  For purposes of this Agreement, the term “separation from service” shall have the meaning set forth in Section 409A(a)(2)(i)(A) of the Code and determined in accordance with the default rules under Section 409A of the Code.  The term “specified employee” shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Code, as determined in accordance with the uniform methodology and procedures adopted by the Employer and then in effect.

10.3
Reimbursements.  Anything in this Agreement to the contrary notwithstanding, no reimbursement payable to Golsen pursuant to any provisions of this Agreement or pursuant to any plan or arrangement of the Company covered by this Agreement shall be paid later than the last day of the calendar year following the calendar year in which the related expense was incurred, except to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code. No amount reimbursed during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year.

10.4	Separate Payments. Each amount payable to Golsen pursuant to paragraph e of Section 4 and pursuant to Section 5 will constitute a separate payment for purposes of Section 409A of the Code.

10.5
Intent.  The provisions of this Agreement are intended to satisfy the applicable requirements of Section 409A of the Code with respect to amounts subject thereto and shall be performed, interpreted and construed consistent with such intent. If any provision of this Agreement does not satisfy such requirements or could otherwise cause Golsen to recognize income under Section 409A of the Code, Golsen and the Company agree to negotiate in good faith an appropriate modification to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code or otherwise causing the recognition of income thereunder.

IN WITNESS WHEREOF, this Agreement is executed effective as of the 17th day of December 2008.

LSB INDUSTRIES, INC.

By:  /s/Tony Shelby,
Name:  Tony Shelby
Title:  Vice President

                                 /s/Jack E. Golsen
JACK E. GOLSEN, an individual